                                                                EXHIBIT 4.20(a)

                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

              THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") dated as of the Amendment Effective Date (as defined in Section 4 of this Amendment) is by and among STERLING CHEMICALS, INC., a Delaware corporation ("Sterling"), STERLING CANADA, INC., a Delaware corporation, STERLING CHEMICALS ENERGY, INC., a Delaware corporation, STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation, STERLING FIBERS, INC., a Delaware corporation, STERLING PULP CHEMICALS, INC., a Georgia corporation, and STERLING PULP CHEMICALS US, INC., a Delaware corporation (each such entity, together with Sterling, each individually a "Borrower" and collectively the "Borrowers"), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), individually and as the Administrative Agent (in such capacity, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, as the documentation agent (in such capacity, the "Documentation Agent"), DLJ CAPITAL FUNDING, INC., as the syndication agent (in such capacity, the Syndication Agent" and, together with the Administrative Agent, individually, a "Agent" and collectively, the "Agents"), and the Lenders signatory hereto.

                             PRELIMINARY STATEMENTS

       1. Each of the Borrowers entered into that certain Revolving Credit Agreement dated as of July 23, 1999, among the Borrowers, the Administrative Agent, the Documentation Agent, the Syndication Agent and the other financial institutions that are a signatory thereto (the "Existing Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

       2. The Borrowers have requested that certain provisions of the Existing Credit Agreement be modified and amended.

       3. The Borrowers, the Agents, the Documentation Agent and the Required Lenders have agreed to amend the Existing Credit Agreement on the terms and conditions contained herein.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Existing Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

              Section 1. Amendment of Article X of the Existing Credit Agreement. Article X of the Existing Credit Agreement is hereby amended by adding a new Section 10.17 thereto, to read as follows:

                    SECTION 10.17. ANEXCO Information. (a) Each of the Agents
              and each of the Lenders agrees that (i) it shall hold all non-public information of


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              ANEXCO obtained pursuant to this Agreement (the "ANEXCO
              Information"), including account obligor information with respect to the accounts receivable of ANEXCO, in strict confidence, (ii) it will not disclose any of the ANEXCO Information to any Person other than (A) either of the Agents or any Lender, (B) its employees who need to know the ANEXCO Information in connection with the transactions contemplated by this Agreement, who are informed of the confidential nature of the ANEXCO Information and who agree to abide by and act in accordance with the terms of this Section to the same extent as if they were parties hereto,
              (C) its examiners, outside auditors, counsel and other professional advisors in connection with this Agreement, (D) any Person that has become, in accordance with the requirements of this Agreement, a bona fide transferee, participant or assignee of the interests of any Lender under this Agreement and (E) any governmental agency or representative thereof as required or requested pursuant to legal process, and (iii) it shall use the ANEXCO Information only in connection with this Agreement and not for any other purpose; provided, however, this Section shall not apply (A) if any of the ANEXCO Information (x) was or becomes generally available to the public other than by disclosure by the Agents or any Lender or any of their respective employees, agents, examiners, outside auditors, counsel, other professional advisors, transferees, participants or assignees or (y) was or becomes available on a non-confidential basis from a source other than the Borrowers, ANEXCO or BP, or (B) to the extent reasonably required in connection with the enforcement of any Loan Document (collectively "Excluded Information").

                    (b) Each of the Agents and each of the Lenders agrees that:

                           (i) it will cause its employees, outside auditors,
                    counsel and other professional advisors to observe the terms of this Section and will be responsible for any breach of this Section;

                          (ii) any outside auditor, counsel or professional
                    advisor (other than those outside auditors, counsel or professional advisors regularly providing such services to such Lender or to the Administrative Agent) to whom it proposes to disclose any ANEXCO Information other than the Excluded Information must be approved by BP or ANEXCO prior to such disclosure, such approval not to be unreasonably withheld or delayed;

                         (iii) prior to disclosing any information to a
                    transferee, participant or assignee pursuant to this Section, it will require such transferee, participant or assignee to agree to be bound by this Section; and


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                          (iv) unless specifically prohibited by applicable law
                    or court order, it will (A) notify BP and ANEXCO of any request by any governmental agency or representative thereof (other than any such request in connection with a routine examination of its financial condition by such governmental agency) for disclosure of any ANEXCO Information other than Excluded Information at least five business days prior to disclosure of such ANEXCO
                    Information other than Excluded Information (or if prior notification of such length is not reasonably practicable under the circumstances, as soon as is reasonably practicable under the circumstances but in any event prior to such disclosure) and (B) permit BP and ANEXCO to file or otherwise make an objection with the relevant governmental agency or representative thereof to the disclosure of such ANEXCO Information.

                    (c) Each of the Agents, the Documentation Agent and each of the Lenders acknowledges that the ANEXCO Information other than the Excluded Information may be of a competitively sensitive nature and agrees to hold all of the ANEXCO Information other than the Excluded Information in accordance with its customary procedures for handling confidential information of that nature and in accordance with safe and sound banking practices.

                    (d) Notwithstanding anything to the contrary contained in
              this Agreement, each of BP and ANEXCO (i) shall be a third party beneficiary of this Section and shall be entitled to rights and privileges hereof to the extent that (A) any ANEXCO Information other than the Excluded Information was obtained by Sterling from BP or ANEXCO and disclosed to either of the Agents or any of the Lenders or (B) any ANEXCO Information other than the Excluded Information is otherwise obtained by either of the Agents or any of the Lenders from BP or ANEXCO, and (ii) shall be entitled to enforce this Section 10.17 against the Agents and the Lenders to the same extent as if BP and ANEXCO were parties hereto.

                    (e) Notwithstanding anything to the contrary contained in
              this Agreement, no amendment, modification or restatement of, or waiver under, this Section 10.17 which would adversely affect BP or ANEXCO shall be or become effective without the prior written consent of BP and ANEXCO.

                    (f) All notices, requests and other communications provided to BP or ANEXCO under this Agreement shall be in writing and addressed, delivered or transmitted to the following address or facsimile number:

                           BP Chemicals Inc.
                           Manager, Planning, Control & Development
                           Nitriles Business Unit
                           Bldg. 605-1, N-3 1561


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                           150 West Warrenville Road
                           Naperville, Illinois  60563-8460
                           Facsimile Number:  (630) 961-7676

              or at such other address or facsimile number as may be designated by BP or ANEXCO in a notice to the Administrative Agent. Any notice, (i) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when it has been received or (ii) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

              Section 2. Effect of This Amendment. The Existing Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as expressly modified hereby or by express written amendments thereof, each of the Loan Documents and each of the other documents and instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to "this Agreement" and each reference in each of the other Loan Documents to "the Credit Agreement" shall mean and be a reference to the Existing Credit Agreement as amended hereby.

              Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not (a) be deemed to be a consent to, or a waiver or modification of, any other term or condition of any of the Loan Documents or (b) except as expressly set forth herein, prejudice any right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with any of the Loan Documents or any of the other documents or instruments referred to therein.

              Section 4. Conditions Precedent and Effectiveness. This Amendment shall not be effective unless and until (a) counterparts hereof executed on behalf of each Borrower and the Required Lenders (or notice thereof satisfactory to the Agents) shall have been received by the Syndication Agent and, upon receipt of such counterparts or notice by the Syndication Agent, shall be and become effective as of December 17, 1999 (the "Amendment Effective Date") and (b) the Agents shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3 of the Credit Agreement or payable hereunder, if then invoiced.

              Section 5. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Agents and the Lenders that (a) except as affected by the transactions contemplated in the Existing Credit Agreement and this Amendment, each of the representations and warranties made by the Borrowers in or pursuant to each of the Loan Documents is true and correct in all material respects as of the Amendment Effective Date, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date, and (b) no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date.


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              Section 6. Adoption, Ratification and Confirmation of Existing
Credit Agreement. Each of the Borrowers, each of the Agents, the Documentation Agent and each of the Lenders signatories hereto hereby adopts, ratifies and confirms the Existing Credit Agreement, as amended hereby, and acknowledges and agrees that the Existing Credit Agreement, as amended hereby, is and remains in full force and effect.

              Section 7. Payment of Costs and Expenses. Each Borrower, jointly and severally, agrees to pay on demand all reasonable expenses of each Agent (including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Agents) in connection with (a) the negotiation, preparation, execution and delivery of this Amendment, whether or not the transactions contemplated hereby are consummated, and (b) the preparation and review of the form of any document or instrument relevant to this Amendment. Each Borrower further jointly and severally agrees to pay, and to save the Agents, the Documentation Agent and the Lenders harmless from all liability for, any stamp or other similar Taxes which may be payable in connection with the execution or delivery of this Amendment.

              Section 8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

              Section 9. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

              Section 10. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto other than the Agents and Sterling expressly waives its rights to receive originally executed documents) and all of which shall constitute together but one and the same agreement.

              Section 11. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. This Amendment, the Existing Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

              Section 12. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.


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              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Effective Date.

THE BORROWERS:                STERLING CHEMICALS, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President - Finance
                                         and Chief Financial Officer


                              STERLING CANADA, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President - Finance


                              STERLING CHEMICALS ENERGY, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President


                              STERLING CHEMICALS INTERNATIONAL, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President


                              STERLING FIBERS, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President


                              STERLING PULP CHEMICALS, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President - Finance


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                              STERLING PULP CHEMICALS US, INC.



                              By:
                                  --------------------------------------------
                                    Gary M. Spitz, Vice President - Finance




AGENTS AND LENDERS:           THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  As Administrative Agent and a Lender



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              DLJ CAPITAL FUNDING, INC.,
                                  As Syndication Agent



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------

                              CREDIT SUISSE FIRST BOSTON,
                                  As Documentation Agent



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


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                              IBJ WHITEHALL BUSINESS CREDIT
                                 CORPORATION



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              FLEET CAPITAL CORPORATION



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              COAST BUSINESS CREDIT,
                                 A Division Of Southern Pacific Bank



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              FINOVA CAPITAL CORPORATION



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              TEXTRON FINANCIAL CORP.



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


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                              GREEN TREE FINANCIAL SERVICING
                                 CORPORATION



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              GMAC BUSINESS CREDIT, LLC



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------

                              THE PROVIDENT BANK



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              GPSF SECURITIES, INC.



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              FOOTHILL CAPITAL CORPORATION



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


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                              CONGRESS FINANCIAL CORPORATION
                                 (SOUTHWEST)



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              COMERICA BANK



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


                              KZH STERLING, LLC



                              By:
                                  --------------------------------------------
                              Printed Name:
                                            ----------------------------------
                              Title:
                                     -----------------------------------------


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